                                  11,250,000 Shares

                              JACOR COMMUNICATIONS, INC.

                                     Common Stock

                                    (No Par Value)

                                UNDERWRITING AGREEMENT

                                                           [             ], 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SMITH BARNEY INC.
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    140 Broadway
    New York, New York  10005

Ladies and Gentlemen:

         Jacor Communications, Inc., an Ohio corporation (the "Company"), confirms its agreement with the several underwriters listed in Schedule I hereto (the "Underwriters"), for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Alex. Brown & Sons Incorporated, CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (collectively, the "Representatives") have been duly authorized to act as representatives, as follows:

         1. THE SHARES. Subject to the terms and conditions herein set forth, the Company proposes to sell to the Underwriters an aggregate of 11,250,000 shares (the "Firm Shares") of common stock, no par value per share, of the Company (the "Common Stock"). The Company also proposes to sell to the several Underwriters an aggregate of not more than 1,687,500 additional shares of

Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

         The Shares are being issued and sold in connection with (i) the merger (the "Merger") of Citicasters Inc., a Florida corporation ("Citicasters"), with and into a wholly owned subsidiary of the Company, and (ii) the acquisition of all of the equity interests of Noble Broadcasting Group, Inc., a Delaware corporation ("Noble"), by the Company (the "Noble Acquisition" and collectively, with the Merger, the "Pending Acquisitions").

         The Merger is being effected pursuant to an Agreement and Plan of Merger, dated as of February 12, 1996 (the "Merger Agreement"), by and among the Company, JCAC, Inc., a Florida corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), and Citicasters. Pursuant to the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of Citicasters.

         The Noble Acquisition is being effected pursuant to the Stock Purchase and Stock Warrant Redemption Agreement dated as of February 20, 1996 by and among the Company, Prudential Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jiminez, William R. Arbenz, CIHC, Incorporated, Bankers Life Holding Corporation and Noble (the "Noble Acquisition Agreement"). Pursuant to the Noble Acquisition Agreement, the Company will acquire all of the issued and outstanding equity interests of Noble.

         Prior to or concurrently with the issuance and sale of the Shares, the Company will (i) enter into a new credit facility with availability of $600,000,000 with Chemical Bank, as administrative agent, Banque Paribas, as documentation agent, Bank of America, Illinois, as syndication agent and certain lenders named therein (together with the documents and agreements contemplated thereby, the "New Credit Facility"); (ii) issue and sell liquid yield option notes in the aggregate principal amount of maturity of $202.0 million (excluding $33.7 million aggregate principal amount subject to an over-allotment option) due _________, 2011 (the "LYONs"); and (iii) issue and sell $100.0 million aggregate principal amount of ___% Senior Subordinated Notes due __________, 2006 (the "Sub Notes"). This Underwriting Agreement, the Merger Agreement and all related agreements and documents, the Noble Acquisition Agreement and all related agreements and documents, the New Credit Facility and all related agreements and documents, and all documents and agreements related to each of the LYONs offering and the Sub Notes offering are collectively referred to herein as the "Transaction Documents."

         2. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-01917), including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case, all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became effective including, in each case, all documents incorporated or deemed incorporated by reference therein, if any, and including any preliminary prospectus subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the form used to confirm sales of the Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus."

         3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to
purchase from the Company, at a price per share of $[     ] (the "Purchase
Price") the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters up to 1,687,500 Additional Shares,
(ii) the Underwriters shall have a right to purchase, severally and not jointly, from time to time, up to an aggregate of 1,687,500 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.


         The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) Zell/Chilmark Fund, L.P., pursuant to which each such person will agree, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (whether directly or synthetically), without the prior written consent of DLJ, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or enter into any agreement to do any of the foregoing (whether directly or synthetically), for a period of 180 days after the date of the Prospectus, except (A) pursuant to this Agreement, (B) pursuant to stock options or stock option plans referred to in the Prospectus, (C) pursuant to warrants referred to in the Prospectus which were issued in connection with the Merger or (D) pursuant to warrants issued in connection with a recapitalization of the Company in 1993 which are described in the Prospectus as the "1993 Warrants".

         4. DELIVERY AND PAYMENT. Delivery to you of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares as advised by DLJ to the Company, at such place as DLJ shall reasonably designate. The Closing Date and the location of delivery of the Firm Shares may be varied by agreement between DLJ and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as DLJ shall designate, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from DLJ to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among DLJ and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as DLJ shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available to you at the offices of DLJ (or such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer payable in same day funds, to the order of the Company.


         5. AGREEMENTS OF THE COMPANY. The Company agrees with each of you that:
         (a) It will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A, and if applicable, Rule 462, under the Act.

         (b) It will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) It will furnish to you without charge two (2) signed copies (plus one (1) additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (d) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use its best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

         (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by you, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Exchange Act to be delivered in connection therewith.

         (f) If during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

         (g) Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares.

         (h) It will make generally available to its security holders as soon as reasonably practicable a consolidated earning statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

         (i) It will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act.

         (j) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

         (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to
    (i) the printing, processing, filing,
    distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the NASD in connection with the offering of the Shares (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (vii) the listing of the Shares on the Nasdaq Stock Market's National Market (the "NASDAQ National Market"), (viii) the rating of the LYONs and the Sub Notes by investment rating agencies, (ix) any "qualified independent underwriter" as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter), (x) the printing, processing, execution, distribution and delivery of the Transaction Documents and all other agreements, memoranda, correspondence and other documents, printed, distributed and delivered in connection with the Transaction Documents and (xi) the performance by the Company of its other obligations under this Agreement, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you.

         (l) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

         (m) It will cause the Shares to be quoted on the Nasdaq National Market and will use its reasonable best efforts to maintain such quotation while any of the Shares are outstanding.

         (n) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

         (o) It will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act, and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Shares.

         (p) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, except as described in the Prospectus with respect to the Merger or the Noble Acquisition, there will be no transactions entered into by the Company or any of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), Citicasters or Noble which are material with respect to the Company or any of the Subsidiaries, Citicasters or Noble, respectively, taken individually or as a whole, and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

         6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of you that:

         (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and underwriting discount and the last paragraph all as set forth on the cover page and in paragraph four and in the last sentence of the fifth paragraph under the caption "Underwriting" in the Prospectus (or any amendment or supplement) constitute the only written information furnished to the Company by DLJ expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

         (b) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the Prospectus included in the Registration Statement.

         (c) Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

         (d) The Company and each of its Subsidiaries, Citicasters and Noble have been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Shares, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Shares, and to execute, deliver and perform the Transaction Documents, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the respective properties, business, results of operations, condition (financial or otherwise), affairs or prospects of each of (i) the Company and the Subsidiaries taken as a whole; (ii) Citicasters and its subsidiaries (collectively referred to herein as "Citicasters") taken as a whole; and (iii) Noble and its subsidiaries (collectively referred to herein as "Noble") taken as a whole; individually (a "Material Adverse Effect").

         (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company and, upon completion of the transactions contemplated by the Transaction Documents, all of the shares of capital stock of, or other ownership interests in, each of Citicasters and Noble, will be owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens arising under the New Credit Facility. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

         (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

         (g) None of the Company and any of the Subsidiaries, Citicasters or Noble, are in violation of their respective charters or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries, Citicasters or Noble is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries, Citicasters or Noble is subject, except, in the case of Citicasters or Noble, as could not have a Material Adverse Effect.

         (h) This Agreement and the New Credit Facility have been duly authorized and validly executed and delivered by the Company and constitute a valid and legally binding agreement of the Company, enforce-able against the Company in accordance with its terms (assuming, in the case of this Agreement, the due execution and delivery hereof by you).

         (i) The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the execution and delivery of the Transaction Documents by each of the Company, Citicasters and Noble, as applicable, and the consummation of the transactions contemplated by the Transaction Documents will not (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries, Citicasters or Noble, or any of the terms or provisions of, except, in the case of Citicasters or Noble, as could not have a Material Adverse Effect or (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien (except for Liens pursuant to the New Credit Facility) with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries, Citicasters or Noble, is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries, Citicasters or Noble, is or may be subject, except, in the case of Citicasters or Noble, as could not have a Material Adverse Effect, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, Citicasters or Noble, or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, Citicasters or Noble, or any of their respective properties, except, in the case of Citicasters or Noble, as could not have a Material Adverse Effect.

         (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries,

    Citicasters or Noble, or any of their respective properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or the consummation of the Transaction Documents or the transactions contemplated thereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

         (k) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 4(g) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 4(g) hereof; no action, suit or proceeding is pending against or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of the Transaction Documents; and every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

         (l) (i) None of the Company nor any of the Subsidiaries, Citicasters or Noble are in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except to the extent that any such violation could not have a Material Adverse Effect or otherwise require disclosure in the Prospectus; and (ii) to the best knowledge of the Company and any of the Subsidiaries, Citicasters or Noble, after due inquiry, (A) none of the Company and any of the Subsidiaries, Citicasters or Noble, have received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company and any of the Subsidiaries, Citicasters or Noble, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") that could have a Material Adverse Effect or otherwise require disclosure in the Prospectus, and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company and any of the Subsidiaries, Citicasters or Noble or against any person or entity whose liability for any Environmental Claim the Company and any of the Subsidiaries, Citicasters or Noble has retained or assumed either contractually or by operation of law. In the ordinary course of its business, each of the Company and the Subsidiaries, Citicasters and Noble conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries, Citicasters and Noble have reasonably concluded that such associated costs and liabilities could not have a Material Adverse Effect.

         (m) None of the Company nor any of the Subsidiaries, Citicasters or Noble has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries, Citicasters or Noble engaged in any unfair labor practice, which in each case described in this sentence could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries, Citicasters or Noble or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries,

    Citicasters or Noble or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries, Citicasters or Noble or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, Citicasters or Noble and
    (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries, Citicasters or Noble and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

         (n) The Company and each of its Subsidiaries, Citicasters and Noble have good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it, except for (i) Liens pursuant to the New Credit Facility, (ii) Liens on general office equipment which are not material to the Company's operations and (iii) Liens pursuant to the bank credit agreement entered into by Citicasters in October 1994. All leases to which the Company or the Subsidiaries, Citicasters or Noble are a party are valid and binding and no default has occurred or is continuing thereunder and the Company and each of its Subsidiaries, Citicasters and Noble enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any such Subsidiary, Citicasters and Noble.

         (o) The respective firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, Citicasters and Noble filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and the Subsidiaries, Citicasters or Noble as required by the Act. The consolidated historical and PRO FORMA financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and the Transaction Documents. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, Citicasters and Noble.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date, none of the Company and any of the Subsidiaries, Citicasters or Noble have incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, Citicasters or Noble, respectively, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole, Citicasters or Noble, respectively each individually (a "Material Adverse Change").

         (q) All tax returns required to be filed by the Company and any of the Subsidiaries, Citicasters and Noble in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

         (r) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by the Transaction Documents, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TIA") or state securities or "Blue Sky" laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

         (s) (i) Each of the Company and the Subsidiaries, Citicasters and Noble have all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities (including the Federal Communications Commission ("FCC")), all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, (iii) each of the Company and the Subsidiaries, Citicasters and Noble are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) each commercial radio broadcast station identified in the Prospectus as owned and operated by any of the

    Company, the Subsidiaries, Citicasters or Noble, as applicable, are operating with the maximum facilities specified by the Authorization pertaining thereto.

         (t) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
    (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (u) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

         (v) The Shares have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

         (w) Each of the Company and the Subsidiaries, Citicasters and Noble possess the patents, patent rights, licenses, inventions, copyrights, know-
how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and none of the Company and the Subsidiaries, Citicasters or Noble have received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of each of the Company and the Subsidiaries, Citicasters and Noble does not, to the Company's knowledge, infringe on the rights of any person except where any such infringement has not resulted in, or could not reasonably be expected to result in any Material Adverse Change.

         (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (y) Each of the Company and the Subsidiaries, Citicasters and Noble maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (aa) Each of the Company and the Subsidiaries, Citicasters and Noble maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. None of the Company and any Subsidiary, Citicasters or Noble have received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

         (bb) None of the Company, Citicasters or Noble have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, Citicasters or Noble, respectively, which the Company knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and none of the Company, Citicasters or Noble have participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

         (cc) Except as disclosed in the Prospectus, none of the Company, Citicasters or Noble own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

         (dd) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to a local marketing agreement or a joint sales agreement (a "Licensee") has been issued by the FCC an FCC license (which is in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries, which licenses expire on the dates set forth in the Prospectus.

         (ee) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to an exclusive sales agency agreement (a "Mexican Licensee"), has been issued by the Mexican government all necessary Mexican licenses (which are in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries have all Authorizations necessary to deliver programming to the Mexican Licensees.

         (ff) Each of the Company and its Subsidiaries, Citicasters and Noble has filed with the FCC all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests. No notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any FCC license of any of the Subsidiaries, or Noble or its subsidiaries or Citicasters or its subsidiaries, or to the knowledge of the Company, of any of the Licensees prior to the expiration dates thereof or which could reasonably be expected to result in any other material impairment of any of the Company's, Subsidiaries or Noble or its subsidiaries or Citicasters or its subsidiaries or, to the knowledge of the Company, of any of the Licensees' rights thereunder and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

         (gg) Each of the Stations is now operating, and has operated, in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and the published rules and regulations of the FCC. There is not issued, outstanding or pending any Notice of Violation, Notice of Apparent Liability, Order to Show Cause, material complaint or investigation by or before the FCC which could materially threaten or materially adversely affect any of the Company's or any of its Subsidiary's, Noble's or its subsidiaries', Citicasters' or its subsidiaries' or, to the knowledge of the Company, any Licensees' FCC licenses or which could reasonably be expected to result in any material adverse effect upon any of the Company's, Subsidiaries', Noble or its subsidiaries, Citicasters or its subsidiaries or, to the knowledge of the Company, any Licensees' operation of its respective stations and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does the Company have reason to believe that the FCC licenses with respect to the Stations will not be renewed for a full eight year term when such FCC licenses are due for renewal.

         (hh) The execution, delivery and performance of the obligations by the Company under this Agreement are not and will not be contrary to the Communications Act, as amended, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC.

         (ii) The execution, delivery and performance of the obligations by each of the parties to the Merger Agreement and the Noble Acquisition Agreement are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC (other than approval for a transfer of control over the relevant Stations). All necessary applications, exhibits or other filings required by the FCC for transfer of control of the Stations now controlled by Citicasters and Noble pursuant to the Merger Agreement and the Noble Acquisition Agreement have been filed with the FCC (the "Transfer Applications"). To the best of the Company's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

         (jj) For purposes of considering the application of the local ownership rules contained in the Telecommunications Act of 1996, the Denver market contains more than 45 commercial stations.

         (kk) The Company, Merger Sub, Citicasters and Noble (each, a "Merger Party" and, collectively the "Merger Parties") have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Merger Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Merger Party enforceable against each Merger Party in accordance with its terms; except as set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Merger Parties, to the extent each is a party thereto, or the consummation by each of the Merger Parties of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statement, will have been obtained, under the Act, the Exchange Acts, the TIA, or state securities or "Blue Sky" laws or regulations or such as may be required by the NASD in connection with the purchase and distribution of the Shares by the Underwriters; and none of the Merger Parties is (i) in violation of its charter or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement note, lease, license, franchise agreement, permit, Authorizations, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

         (ll) The execution, delivery and performance by the Merger Parties, to the extent each is a party thereto, of each of the Transaction Documents, and the consummation by the respective Merger Parties of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which a Merger Party, is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the charter or bylaws of the Merger Party, or (iii) any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self regulatory organization applicable to each Merger Party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

         (mm) The Merger and the Noble Acquisition have been duly authorized by the relevant Merger Parties and the transactions contemplated by the Transaction Documents have been approved, to the extent required, by all appropriate corporate action; approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required; the Transaction Documents conform and the Merger and the Noble Acquisition will conform in all material respects to the descriptions thereof in the Prospectus.

         (nn) The Company has delivered to the Underwriters a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriters; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Docu-ments) no event or condition which would constitute a default or an event of default (in each case as defined in the New Credit Facility, the LYONs or the Sub Notes, respectively) under the New Credit Facility, the LYONs or the Sub Notes, respectively, and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the New Credit Facility, the LYONs or the Sub Notes, respectively, which would result in a Material Adverse Effect or materially adversely effect the ability of each of the Company, Citicasters or Noble to consummate the transactions contemplated by the Transaction Documents.

         (oo) No director, officer or substantial shareholder of the Company has a 5% or greater interest (or no such persons collectively have a 10% or greater interest), directly or indirectly, in Citicasters or Noble.

         (pp) The shares of Common Stock to be issued pursuant to the Merger Agreement, will not have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or securities convertible into or exercisable for Common Stock.

         (qq)  The LYONs have received a rating of [   ] from [      ]; and the
    Sub Notes have received a rating of [      ] from [       ].

         (rr) Each of the representations and warranties contained in each of the Transaction Documents are true and correct on and as of the date hereof, except as could not have a Material Adverse Effect.

         7.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED, HOWEVER, that (i) except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by DLJ expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus,
    (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

         (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by DLJ. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have re-quested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request, and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

         (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by DLJ expressly for use in the Prospectus.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares, the LYONs, or the Sub Notes or the consummation of the transactions contemplated by the Transaction Documents.

         (d) (i) Since the date hereof or since the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries taken as a whole, Citicasters or Noble and (iii) the Company and the Subsidiaries taken as a whole, Citicasters or Noble shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, Citicasters or Noble, respectively, and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest applicable balance sheet included in the Registration Statement and the Prospectus.

         (e) Prior to or simultaneously with the closing date hereof, the New Credit Facility shall have been duly executed and delivered by the parties thereto and, upon consummation of the Merger, the

    Company shall be able to incur indebtedness under the New Credit Facility.

         (f) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by the President or any Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

         (g)  On the Closing Date, you shall have received:

              (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Graydon, Head & Ritchey, counsel for the Company, to the effect that:

                        (i) (A) the Company and each of the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be reasonably expected to have, singly or in the aggregate, a Material Adverse Effect; and (B) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

                        (ii) the Company has full power and authority to execute, deliver and perform its obligations under the Transaction Documents;

                        (iii) the Transaction Documents have been duly authorized, executed and delivered by the Company;

                        (iv) (A) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" and conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; (B) the shares of issued and outstanding Common Stock, have been duly authorized and are validly issued and are fully paid and nonassessable; (C) the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and (D) the issuance of the Shares is not subject to preemptive or other similar rights;

                        (v) all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, are fully paid and nonassessable, and are owned free and clear of any Lien, except for Liens pursuant to the New Credit Facility;

                        (vi) to the knowledge of such counsel (after due inquiry) there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary except as disclosed in the Prospectus;

                        (vii)     neither the Company nor any of the
         Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary compa-ny" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                        (viii) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Shares, the LYONs or the Sub Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

                        (ix) when authenticated in accordance with the terms of the respective indenture and delivered to and paid for in accordance with the terms of the respective agreement, the LYONs and the Sub Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the respective indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                        (x) to the best knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                        (xi) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein;

                        (xii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements and term sheets thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel (after due inquiry) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act;

                        (xiii) no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as have been obtained and made under the Act, the Exchange Act, the TIA, state securities or "Blue Sky" laws or regulations or such as may be required by the NASD; no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Company, Citicasters or Noble of the transactions contemplated by the applicable Transaction Documents; the execution and delivery of this Agreement, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of (A) any of the respective charters or bylaws of the Company or any of the Subsidiaries or (B) to the knowledge of such counsel (after due inquiry), the terms or provisions of any agreement or instrument which is filed as an exhibit to the Registration Statement and to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the properties of the Company or any of the Subsidiaries is subject, or (C) to the knowledge of such counsel (after due inquiry) constitute a default under, any statute, rule or regulation to which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject or
         (D) any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties which conflict, breach or default in each of the cases described in clauses (B), (C) and (D) could reasonably be expected to have a Material Adverse Effect;

                        (xiv) at the time it became effective and on the Closing Date, the Registration Statement complied as to form in all material respects with the Act;

                        (xv) to the knowledge of such counsel, none of the Company and the Subsidiaries, Citicasters or Noble have received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries, Citicasters and Noble does not, to the knowledge of such counsel, infringe on the rights of any person;

                        (xvi) to the best knowledge of such counsel, (A) there are no franchises, contracts, indentures, mortgages, loan agree-ments, notes, leases or other instruments to which the Company and any of the Subsidiaries, Citicasters and Noble are a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed as exhibits thereto, (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or filed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, or any agreement identified on a schedule attached to the opinion, except for defaults which could not reasonably be expected to have a Material Adverse Effect and (C) the statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" insofar as they relate to statements of law or legal conclusions, are accurate in all material respects; and

                        (xvii) the Company and the Subsidiaries, Citicasters and Noble to the extent each is a party thereto, have full power and authority to execute, deliver and perform the Transaction Documents;

                        (xviii)   the Transaction Documents; conform in all
         material respects to the descriptions thereof contained in the Prospectus;

                        (xix) the Transaction Documents, assuming the authorization, execution and delivery thereof by the parties other than the Company, Merger Sub, Citicasters or Noble, constitute valid and legally binding agreements of the respective parties thereto enforceable against each of the parties, to the extent each is a party thereto, in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity) and except to the extent that a waiver of rights under usury laws may be unenforceable; and

                        (xx) the approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required.

              (2) Such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above); and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (as amended or supplemented), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that the firm assumes no responsibility for, and the firm has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Registration Statement.

              (3) An opinion (satisfactory to you and your counsel), dated the Closing Date of Hogan & Hartson, counsel for the Company with respect to FCC and related matters to the effect that:

                        (i) those statements in the Prospectus under the caption "Business -- Federal Regulation of Radio Broadcasting" that describe provisions of the Communications Act, and regulations, rules and policies of the FCC, are accurate descriptions in all material respects.

                        (ii) the execution, delivery and performance of the obligations as of the date hereof of the Company and each of its Subsidiaries, Citicasters and Noble under the Transaction Documents will not violate any law, rule, regulation or order of the FCC or the terms of any license.

                        (iii) no application, filing or registration with, or approval, authorization, consent, adjudication or order of the FCC which has not been made or obtained is required to be made or obtained by the Company or any Subsidiary, Citicasters and Noble in connection with the execution, delivery and performance of the obligations as of the date hereof of the Company and each of its Subsidiaries, Citicasters and Noble under the Transaction Documents.

                        (iv) Schedule A to the opinion shall set forth a complete list of the authorizations issued by the FCC to the Company and its Subsidiaries (for purposes of the opinion only, the "Licenses"). To such counsel's knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the operation of the radio stations listed on Schedule B (for purposes of the opinion only, the "Jacor Stations"). Except for the pending applications noted on Schedule A thereto, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are duly and validly held by the relevant Subsidiary, and are valid until the dates set forth in Schedule A thereto. Except as indicated on Schedule C to such opinion, the Licenses are not subject to any conditions other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type. To such counsel's knowledge, each of the Jacor Stations is licensed to operate with the maximum facilities specified by the License pertaining thereto.

                        (v) Except as listed in Schedule D hereto, there is no proceeding or other administrative action pending or, to such counsel's knowledge, threatened, before the FCC against the Company or any Subsidiary, which, if adversely determined, would adversely affect the business or condition of the Company or any Subsidiary. To such counsel's knowledge, except as listed on Schedules D and E to such opinion, the Company and the Subsidiaries are in compliance with the Licenses and with the provisions of the Communications Act and the rules and regulations promulgated thereunder, except as would not have a material adverse effect on the Company. To such counsel's knowledge, except as listed on Schedule E to such opinion, the Company and the Subsidiaries have filed with the FCC all material reports, forms and statements required to be filed by the Company and the Subsidiaries with the FCC with respect to the Jacor Stations, such filings are complete and accurate and such filings have been timely.

                        (vi) Except that prior FCC approval is required for a transfer of control, the execution, delivery and performance of the obligations by the each of the parties under the Transaction Documents are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations (other than the one-to-a-market rule), will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC (other than approval for a transfer of control over the relevant Stations). All necessary applications, exhibits or other filings required by the FCC for transfer of control of the Stations now controlled by Citicasters and Noble pursuant to the Transaction Documents (for purposes of the opinion only, the Transfer Applications") have been filed with the FCC. To such counsel's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

              (4) An opinion (satisfactory to you and your counsel), dated the Closing Date of Haley Bader & Potts, counsel for Noble with respect to FCC and related matters to the effect that:

                        (i) Schedule A to the opinion sets forth a complete list of the authorizations issued by the FCC to Noble (for purposes of the opinion only, the "Licenses"). To our knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the operation of the radio stations listed on Schedule B to such opinion (for purposes of the opinion only, the "Noble Stations"). Except for the pending applications noted on Schedule A to the opinion, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are duly and validly held by the relevant subsidiary, and are valid until the dates set forth in Schedule A thereto. Except as indicated on Schedule C to the opinion, the Licenses are not subject to any conditions other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type. To our knowledge, each of the Noble Stations is licensed to operate with the maximum facilities specified by the License pertaining thereto.

                        (ii) Except as listed in Schedule D to the opinion, there is no proceeding or other administrative action pending or, to such counsel's knowledge, threatened, before the FCC against Noble, which, if adversely determined, would adversely affect the business or condition of Noble. To such counsel's knowledge, except as listed on Schedules D and E to the opinion, Noble is in compliance with the Licenses and with the provisions of the Communications Act and the Rules, except as would not have a material adverse effect on Noble. To such counsel's knowledge, except as listed on Schedule E to the opinion, Noble has filed with the FCC all material reports, forms and statements required to be filed by Noble with the FCC with respect to the Noble Stations, such filings are complete and accurate and such filings have been timely.

                        (iii) Except that prior FCC approval is required for a transfer of control, the execution, delivery and performance of the obligations by the each of the parties under the Noble Acquisition Agreement are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the stations by or before the FCC, and will not require any consent, approval or authorization of the FCC (other than approval for a transfer of control over the relevant stations). All necessary applications, exhibits or other filings required by the FCC for transfer of control of the Noble stations pursuant to the Noble Acquisition Agreement (for purposes of the opinion only, the "Transfer Applications") have been filed with the FCC. To such counsel's knowledge, there are no cir-cumstances that would cause the FCC to reject the Transfer Applications.

              (5) An opinion (satisfactory to you and your counsel), dated the Closing Date of ________________, counsel for Citicasters with respect to FCC and related matters to the effect that:

                        (i) Schedule A to the opinion sets forth a complete list of the authorizations issued by the FCC to Citicasters (for purposes of the opinion only, the "Licenses"). To our knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the operation of the radio stations listed on Schedule B to the opinion (for purposes of the opinion only, the "Citicasters Stations"). Except for the pending applications noted on Schedule A thereto, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are duly and validly held by the relevant Subsidiary, and are valid until the dates set forth in Schedule A thereto. Except as indicated on Schedule C to the opinion, the Licenses are not subject to any conditions other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type. To our knowledge, each of the Citicasters Stations is licensed to operate with the maximum facilities specified by the License pertaining thereto.

                        (ii) Except as listed in Schedule D to the opinion, there is no proceeding or other administrative action pending or, to our knowledge, threatened, before the FCC against Citicasters, which, if adversely determined, would adversely affect the business or condition of Citicasters. To such counsel's knowledge, except as listed on Schedules D and E to the opinion, Citicasters is in compliance with the Licenses and with the provisions of the Communications Act and the Rules, except as would not have a material adverse effect on Citicasters. To such counsel's knowledge, except as listed on Schedule E to the opinion, Citicasters has filed with the FCC all material reports, forms and statements required to be filed by Citicasters with the FCC with respect to the Citicasters Stations, such filings are complete and accurate and such filings have been timely.

                        (iii) Except that prior FCC approval is required for a transfer of control, the execution, delivery and performance of the obligations by the each of the parties under the Merger Agreement is not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC (other than approval for a transfer of control over the relevant stations). All necessary applications, exhibits or other filings required by the FCC for transfer of control of the Citicasters stations pursuant to the Merger Agreement for purposes of the opinion only, the "Transfer Applications") have been filed with the FCC. To such counsel's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

         (h) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

         (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, in form and substance satisfactory to you, from Coopers & Lybrand, Ernst & Young LLP and Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus for each of the Company, Citicasters and Noble, respectively.


         (j) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         (l) At the Closing Date, the Shares and the LYONs shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

         (m) You shall have received each of the opinions required to be delivered under any of the other Transaction Documents, together with appropriate reliance letters addressed to the Underwriters.

         (n) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriters prior to the date hereof.

         (o) Each of the Company, Citicasters and Noble shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the Effective Time of the Merger.

         (p) Prior to or concurrently with the purchase and sale of the Securities hereunder, the Company shall have entered into the New Credit Facility and satisfied all conditions to borrowing thereunder and you shall received counterparts, conformed as executed, thereof. The Lenders under the New Credit Facility shall have indicated to you that all such conditions have been satisfied and that they are prepared to fund them term loans in the amount of $_________ and revolving loans in the amount of $__________ upon consummation of the Merger.

         (q) Prior to or concurrently with the purchase and sale of the Shares hereunder, the Company shall have completed the issuance and sale of the LYONs and the Sub Notes.

         (r) Except as is disclosed to the Underwriters in writing, the representations and warranties of the Company, Citicasters and Noble set forth in the Transaction Documents shall be true, accurate and complete in all respects.

         9. DEFAULTS. If on the Closing Date or any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, that any

Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, with respect to which such default exceeds 10% of such total number of the Shares to be purchased on such date by all Underwriter(s) and arrangements satisfactory to the other Underwriter(s) and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter(s) or the Company, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, the Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

         10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change occurs which, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial mar-kets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal, New York or Ohio authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (vi) the enactment, publication, decree, or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affects or will materially and adversely affect the business or operations of the Company or any Subsidiary, or (vii) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, PROVIDED, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or materially impair the investment quality of the Shares.

         The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters pursuant to clauses (i) or (vii) of the second paragraph of this Section 10 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof.

         11. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Jacor Communications, Inc. 1300 PNC Center, 201 East Fifth Street, Cincinnati, OH 45202, Attention: Randy Michaels, President, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202,
Attention: Richard G. Schmalzl, Esq., and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Gregg A. Noel, Esq., or in any case to such other address as the person to be notified may have requested in writing.

         12. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS

CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

         16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

         17. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the

Shares and payment for them hereunder and (iii) termination of this Agreement.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                       Very truly yours,

                                       JACOR COMMUNICATIONS, INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON CORPORATION
MERRILL, LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
SMITH BARNEY INC.

Acting on behalf of themselves


By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:
   -----------------------------------
Name:
Title:

                                      SCHEDULE 1


                                          57